UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
March 10, 2022
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

COMMISSION FILE NUMBER 001-36285
Incorporated in the State of Delaware
I.R.S. Employer Identification Number 46-4559529
RAYONIER ADVANCED MATERIALS INC.

1301 Riverplace Boulevard, Jacksonville, Florida 32207
(Principal Executive Office)
Telephone Number: (904) 357-4600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	RYAM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

Rayonier Advanced Materials Inc. (the “Company”) issued the following statement today in response to the Schedule 13D filing made today by Chatham Asset Management, LLC (“Chatham”) with the U.S. Securities and Exchange Commission disclosing, among other things, its current holdings of common shares and debt of the Company.

The Company is open to constructive input from any of its stockholders and has been engaged in frequent dialogue with Chatham for more than a year, including an introductory call to the Company’s new Chief Executive Officer, Vito J. Consiglio, last week.  Last year, the Company divested its non-core lumber and newsprint assets, providing capital to invest into its business and repay debt.  Since the asset sale, the Company has repaid over $150 million of debt and announced an increased level of capital expenditures for 2022, which will enhance productivity and diversify product offerings to include bio-based materials, such as bioethanol.  Since the Company last reported its cash balance of $253 million as of December 31, 2021, cash balances have dipped approximately $70 million as the Company has intentionally built working capital ahead of its extensive maintenance outages and invested in the operations to improve productivity and reliability.  Additionally, the Company is managing through a period of extraordinary inflation costs and supply chain constraints.

The Company is strongly committed to a disciplined and balanced capital allocation approach to further improve its capital structure.  Repaying debt and addressing upcoming debt maturities are high priorities for the Company.  To that end, the Company’s Board of Directors and management, working closely with advisors, continue to monitor the capital markets for opportunities to refinance all or a portion of its 5.5% Senior Notes due June 1, 2024.  Based on most recent discussions with advisors and assessments of the market, the Company does not believe current conditions support an opportunistic refinancing on attractive terms; however, the Company will continue to monitor market conditions with its advisors.

Forward-Looking Statements
Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to the Company or future or expected events, developments or financial or operational performance or results, are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as "may," "will," "should," "expect," "estimate," "believe," "intend," "anticipate" and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties.

Other important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document are described or will be described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company assumes no obligation to update these statements except as is required by law.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Rayonier Advanced Materials Inc. (Registrant)

BY:	/s/ Richard Colby Slaughter
Richard Colby Slaughter
Vice President, General Counsel and Corporate Secretary

March 10, 2022